                                                                   EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated July 1, 1998 appearing on page F-2 of PurchaseSoft, Inc.'s (formerly Greentree Software, Inc.) Annual Report on Form 10-KSB for the year ended May 31, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 26, 1999